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                            SWITCH SHARING AGREEMENT

                                 BY AND BETWEEN

                                NEXTEL WIP CORP.

                                       AND

                         NEXTEL PARTNERS OPERATING CORP.

                          DATED AS OF JANUARY 29, 1999

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                                Table of Contents

                                                                            Page

RECITALS          ............................................................1

ARTICLE 1:        DEFINITIONS.................................................1

ARTICLE 2:        OWNERSHIP OF FACILITIES & SYSTEMS...........................4

         Section 2.1       Ownership of NDS Switches and the NDS System.......4

ARTICLE 3:        OPERATION OF NDS SWITCHES; NWIP'S AND THE
                  COMPANY'S OBLIGATIONS.......................................4

         Section 3.1       Services Offered by NWIP; System Compatibility.....4
         Section 3.2       Company Operations; System Disruption..............5
         Section 3.3       Maintenance of the NDS System and the
                             NDS Switches.....................................5
         Section 3.4       Access to the NDS Switches.........................6
         Section 3.5       Interconnection with the NDS Switches .............6
         Section 3.6       Leased Lines; Telco Connections....................6
         Section 3.7       Alarm Monitoring ..................................7
         Section 3.8       Performance Monitoring ............................7
         Section 3.9       Roamer Verification................................7
         Section 3.10      Service Interruption...............................8
         Section 3.11      Company Switches ..................................8

ARTICLE 4:        SERVICE CHARGES AND COSTS...................................8

         Section 4.1       Direct Connect and Interconnect Charges............8
         Section 4.2       Telco Charges .....................................9
         Section 4.3       Payment............................................9
         Section 4.4       Annual Review; Audit Rights .......................9

ARTICLE 5:        TERM AND TERMINATION.......................................10

         Section 5.1       Term..............................................10
         Section 5.2       Termination ......................................10

ARTICLE 6:  BREACH ..........................................................10

         Section 6.1       Breach; Dispute Resolution .......................10

ARTICLE 7:        MISCELLANEOUS .............................................10

         Section 7.1       Excusable Delay/Time Extension....................10
         Section 7.2       Amendments........................................10
         Section 7.3       Entire Agreement..................................10
         Section 7.4       Notices...........................................10
         Section 7.5       Counterparts......................................11
         Section 7.6       Waiver............................................11
         Section 7.7       Third Parties.....................................11
         Section 7.8       Severability......................................11

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         Section 7.9       Choice of Law.....................................12
         Section 7.10      Construction......................................12
         Section 7.11      Agreement.........................................12

EXHIBIT A:        Interconnect and Direct Connect Charges
EXHIBIT B:        Point of Demarcation Diagrams

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                            SWITCH SHARING AGREEMENT

         This SWITCH SHARING AGREEMENT (this "Agreement"), dated as of January 29, 1999, is by and between NEXTEL WIP CORP., a Delaware corporation ("NWIP") and NEXTEL PARTNERS OPERATING CORP., a Delaware corporation (the "Company"). Defined terms are used herein as set forth in Article 1 or in the JV Agreement.

                                    RECITALS:

         A. Nextel, through its Subsidiaries, operates an iDEN-based wireless communications system through which it provides wireless communications services in various markets throughout the United States. To enhance its ability to provide its customers with greater geographic coverage that is consistent with its existing service, operations, and objectives, Nextel, through NWIP, is entering into a contractual joint venture with NPI and the Company.

         B. The agreement of the parties with respect to the formation and operation of the contractual joint venture is set forth in the JV Agreement and various Collateral Agreements. This Agreement is a Collateral Agreement.

         C. The Company desires to obtain access to certain iDEN-based wireless communications switching capacity through NWIP and NWIP desires to provide such iDEN-based wireless communications switching capacity for the Company's use.

                                   AGREEMENT:

         In consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NWIP and the Company hereby agree as follows:

                                 1. DEFINITIONS

         1.1 "Backhaul Facilities" means, with respect to the Company, facilities for delivering Traffic from the Company's cell sites to the appropriate Point(s) of Demarcation.

         1.2 "Billing Services Provider" means any provider(s) of billing and customer information systems and services as may be selected by NWIP from time to time and at any time, in NWIP's sole discretion, during the term of this Agreement, including renewal term(s). NWIP may designate itself or one or more of its Affiliates as a Billing Services Provider.

         1.3 "Company" has the meaning set forth in the preamble to this Agreement.

         1.4 "Company Switches" has the meaning set forth in Section 3.11.

         1.5 "Company System" means all Company Switches, DAP Complexes and all other equipment, microwave equipment, hardware, software, antennae, transmitting or receiving equipment, cell site equipment, and ancillary and related equipment and facilities that the

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Company or NPI's other operating subsidiaries have purchased or leased in order to construct and operate an ESMR Network in the Company Territory, to deliver Traffic between and among cell sites and any points of interconnection to the PSTN in the Company Territory, and to deliver Traffic to and from the cell sites in the Company Territory to the appropriate Points of Demarcation or any switches the Company may install subsequent to the date hereof.

         1.6 "Company Territory" means the "Territory" (as such term is defined in the JV Agreement), as such "Territory" may exist from time to time and at any time under the JV Agreement during the term thereof, including any renewal term(s).

         1.7 "DAP Complex" means a grouping of one or more of DAPs, DAP HLRs, MPSs or PDs.

         1.8 "Direct Connect" means a two-way dispatch radio service provided by the NDS and the Company through all-digital ESMR Networks.

         1.9 "Direct Connect MOU Rate" means the per-minute Direct Connect charge set forth on Exhibit A, as such charge may be adjusted annually to reflect changes in the costs on which such Direct Connect charge is based.

         1.10 "ESMR Network" has the meaning set forth in Article 1 of the JV Agreement.

         1.11 "FCC" has the meaning set forth in Article 1 of the JV Agreement.

         1.12 "iDEN" has the meaning set forth in Article 1 of the JV Agreement.

         1.13 "Interconnect MOU Rate" means the per-minute interconnect charge set forth on Exhibit A, as such charge may be adjusted annually to reflect changes in the costs on which such interconnect charge is based.

         1.14 "JV Agreement" means the Joint Venture Agreement, of even date herewith, by and among NWIP, NPI and the Company.

         1.15 "Leased Lines" means lines that are leased for the purpose of carrying Traffic.

         1.16 "Long Distance Carrier" means the provider(s) of long distance services as may be selected at any time and from time to time during the term of this Agreement, including renewal terms by NWIP, in NWIP's sole discretion. NWIP may designate one or more of its affiliates as a Long Distance Carrier.

         1.17 "Management Agreement" has the meaning set forth in Article 1 of the JV Agreement.

         1.18 "MSC" means Mobile Switching Centers in which NDS Switches are housed.

         1.19 "NDS" has the meaning set forth in Article 1 of the JV Agreement.

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         1.20 "NDS Switch" or "NDS Switches" means the BSC, DACS, HLR, VMS, SMS,
OMC, Northern Telecom Switch and associated equipment now or hereafter owned, leased or otherwise used by the NDS, including, without limitation, all related hardware, software and ancillary and related equipment and facilities collocated with such switching equipment and required for such switching equipment to operate in accordance with its specifications. The term "NDS Switch" or "NDS Switches" does not include (a) any equipment and facilities that are part of the Company System; (b) any equipment or facilities, whether owned, leased or otherwise used by NWIP, the NDS or any of their respective affiliates or any third party over which Traffic is carried between the cell sites in either the NDS System or the Company System and the NDS Switches; or (c) any equipment or facilities, whether owned, leased or otherwise used by the NDS, the Company, any of their respective Affiliates, or any third party, that carry Traffic between the NDS Switches and the PSTN.

         1.21 "NDS System" means all NDS Switches, DAP Complexes and all other equipment, microwave equipment, hardware, software, antennae, transmitting or receiving equipment, cell site equipment, and ancillary and related equipment and facilities that the NDS have purchased or leased or otherwise have rights to use in order to construct and operate an ESMR Network to deliver Traffic between and among cell sites and any points of interconnection to the PSTN and to deliver Traffic to and from cell sites in the NDS Territory to the NDS Switches and NDS-owned DAP Complexes.

         1.22 "NDS Territory" means all areas within the United States that are outside of the Company Territory.

         1.23 "Network Element MOU Rate" has the meaning set forth in Section 4.1(b).

         1.24 "Northern Telecom Switch" means any mobile switching computer currently supplied by Northern Telecom and used in the operations of the NDS or the Company Operating Group to switch interconnect Traffic, and any other mobile switching computer used by the NDS or the Company Operating Group in the future to perform the same or similar functions.

         1.25 "NPI" means Nextel Partners, Inc., a Delaware corporation.

         1.26 "NWIP" has the meaning provided in the preamble to this Agreement.

         1.27 "Point of Demarcation" means each designated location where the NDS System and the Company System physically interface. When any Traffic crosses this interface, the parties transfer managerial and administrative responsibilities for such Traffic. The Point of Demarcation with respect to each such interface will be determined on a case-by-case basis upon the mutual agreement of NWIP and the Company. Exhibit B hereto (as such Exhibit B may from time to time and at any time during the term hereof be modified by agreement of the parties) sets forth the parties' current agreement with regard to the Points of Demarcation for the interfaces shown on such Exhibit B.

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         1.28 "PSTN" means the public switched telephone network to which either or both of the relevant portions of the NDS System or Company System are interconnected.

         1.29 "Roaming Agreement" means the Roaming Agreement, of even date herewith, by and between NWIP and the Company.

         1.30 "Service Threatening Disruption" means any degradation of service on any NDS Switch or in any portion of the NDS System that (i) is caused in whole or in part by the Company and arises from the interconnection of the Company's cell sites with any NDS Switch or NDS-owned DAP Complex, and (ii) in the sole discretion of NWIP, exercised reasonably and in good faith, poses an immediate threat to the continued operation of any affected NDS Switch or NDS-owned DAP Complex or any other material portion or component part of the NDS System.

         1.31 "SMS" means short message service, i.e., a service offering text-based paging applications and related features.

         1.32 "Subscriber" means a customer of digital wireless telecommunications services.

         1.33 "Traffic" means any voice, data, or associated signals permitted by the FCC (or corresponding regulatory authority or governmental or quasi-governmental body in jurisdictions outside of the United States) to be carried over an ESMR Network or other digital wireless telecommunications system.

         1.34 "VMS" means voice mail service, i.e., a service by which, among other things, voice messages can be left for Subscribers of such service and retrieved remotely by telephone.

         1.35 Abbreviations.

         (a) "BSC" is the abbreviation for "Base Site Controller."
         (b) "DACS" is the abbreviation for "Digital Access and Cross-Connect."
         (c) "DAP" is the abbreviation for "Dispatch Application Processor."
         (d) "HLR" is the abbreviation for "Home Location Register."
         (e) "MPS" is the abbreviation for "Metro Packet Switch."
         (f) "OMC" is the abbreviation for "Operations and Maintenance Center."
         (g) "PD" is the abbreviation for "Packet Duplicator."

                      2. OWNERSHIP OF FACILITIES & SYSTEMS

         2.1 Ownership of NDS Switches and the NDS System. This Agreement gives the Company no right, title or interest in or with respect to the NDS System, the NDS Switches or NDS- owned DAP Complexes and, upon request of NWIP, the Company will promptly confirm in writing the substance of this Section 2.1 to and for the benefit of any owner, lessor, trustee or other holder of any part or component of any of the NDS System, the NDS Switches or other items included within the NDS System, as well as to and for the benefit of any lender to (i) Nextel Communications, Inc. or any of its controlled affiliates or (ii) any such owner, lessor, trustee or other holder.

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       3. OPERATION OF NDS SWITCHES; NWIP'S AND THE COMPANY'S OBLIGATIONS

         3.1 Services Offered by NWIP; System Compatibility. (a) The NDS Switches and NDS- owned DAP Complexes will be operated at a performance level and quality consistent with the NDS national operating standards as in effect at the relevant time, provided, however, that if such operating standards are not being achieved with respect to the operations of the NDS, then the NDS Switches and NDS-owned DAP Complexes may be operated, for the purposes of any services provided to the Company under this Agreement, at any level that is not less than the actual operating standard level then being achieved with respect to the operations of the NDS.

                  (b) For as long as the Company is entitled to use any of the NDS Switches and NDS-owned DAP Complexes NWIP will be responsible to provide, or to cause the NDS to provide, such additional network upgrades as are necessary to support the Company's forecasted growth in Traffic, provided, however, that if such forecasts prove to be materially inaccurate and NWIP or the NDS incur substantial expenses in providing such additional network upgrades, then NWIP and the Company will agree on reasonable arrangements for recovery of such expenses.

                  (c) Notwithstanding anything herein to the contrary, the Company has no right to cause NWIP (i) to purchase or provide to the Company any function, feature or improvement relating to the NDS Switches or NDS-owned DAP Complexes that NWIP, in NWIP's sole discretion, chooses not to install for use in serving the NDS Territory or (ii) to deploy or operate any NDS Switch or NDS-owned DAP Complex solely for the purpose of serving the Company Territory.

         3.2 Company Operations; System Disruption. In the event that the interconnection of the Company's cell sites with any NDS Switch or NDS-owned DAP Complex results in any observable service disruption (including, without limitation, a measurable reduction of service levels, switch or system malfunctions or failures, or excessive event alarms) and such disruption is caused by or arises from acts or omissions of the Company or any of the Company Operating Group, then the following procedures will apply:

                  (a) If such disruption is not a Service Threatening Disruption, then NWIP will notify the Company promptly of such disruption and the Company will have 24 hours (or such longer period as may be mutually agreed to by NWIP and the Company) to eliminate the source of such disruption. If the Company is unable to eliminate the source of disruption within the requisite time period, then NWIP or the NDS may apply any operating procedures then in effect and applicable generally to the NDS to eliminate disruptions similar in nature and the Company will (i) cooperate with such efforts, and (ii) be responsible for all reasonable out-of-pocket expenses incurred by NWIP or the NDS in eliminating any such disruptions.

                  (b) If the disruption is a Service Threatening Disruption, then NWIP or the NDS may at any time, without prior notice to the Company, but in all cases in accordance with any operating procedures then in effect and applicable generally to the NDS, take immediate action to eliminate such Service Threatening Disruption, provided, however, that in taking any such action NWIP will (and will cause any relevant NDS to) use their respective best reasonable

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efforts to minimize any disruption to the Company's operations and, without limiting the generality of the foregoing, if such action involves the disconnection of any cell sites of the Company from any NDS Switch or NDS-owned DAP Complex NWIP will cooperate with the Company and will use its best reasonable efforts to restore service to any affected Company cell sites as soon as reasonably practicable. The Company will be responsible for all reasonable out-of-pocket expenses incurred by NWIP or the NDS in resolving any Service Threatening Disruptions.

         3.3 Maintenance of the NDS System and the NDS Switches. NWIP will, at its sole expense, maintain and repair the NDS System and NDS Switches and NDS-owned DAP Complexes and all components thereof. Except for the payment of fees and reimbursements of costs and expenses provided for in this Agreement, the Company will have no responsibility for the maintenance or repair of any of the NDS Switches, NDS-owned DAP Complexes or NDS System. If there is any failure of the Backhaul Facilities between any of the NDS Switches or NDS-owned DAP Complexes and any cell site in the Company Territory, NWIP will make any necessary repairs from the applicable Point of Demarcation to the NDS Switch or DAP Complex and the Company will make any necessary repairs from the applicable Point of Demarcation to any affected cell sites in the Company Territory. Promptly upon discovery of any such failure, the party discovering such failure will notify the other party thereof.

         3.4 Access to the NDS Switches. (a) NWIP will provide to the Company, to the extent feasible, secured electronic access to the NDS Switches and NDS-owned DAP Complexes for purposes of activating or deactivating telephone numbers for the Company's Subscribers or, to the extent necessary, for registration of roamers on the Company System. The Company will not be permitted direct physical access to any NDS Switch or NDS-owned DAP Complex.

                  (b) The current procedures to be followed by the Company with regard to electronic access to the NDS Switches and NDS-owned DAP Complexes have been established by NWIP and the Company. NWIP will consult with the Company regarding any future changes to such procedures, but any changes to such procedures will be determined by NWIP, in NWIP's sole discretion, provided, however, that any such changes required by NWIP will be comparable to those being made at the relevant time and applicable generally to the NDS. The Company will bear all reasonable costs incurred by NWIP to provide the Company with electronic access to the NDS Switches and NDS-owned DAP Complexes and security measures to ensure the privacy of the NDS's and the Company's proprietary Subscriber information, provided, that NWIP will be responsible for any maintenance costs associated with the provision of electronic access to the NDS Switches and NDS-owned DAP Complexes from the relevant points of connection to each affected NDS Switch or NDS-owned DAP Complexes as such points of connection may be determined by mutual agreement of the Company and NWIP.

         3.5 Interconnection with the NDS Switches. The Company is entitled to integrate its cell sites with the NDS Switches and NDS-owned DAP Complexes during the term, and any renewal term, of this Agreement. The procedures with respect to such cell site integration will be substantially the same as the procedures with respect to the integration of NDS cell sites with the NDS Switches and NDS-owned DAP Complexes, as in effect from time to time and at any time,

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and will be addressed in one or more service level agreements to be cooperatively developed by the parties.

         3.6 Leased Lines; Telco Connections. (a) NWIP will provide Leased Lines from the NDS's MSCs to the relevant Points of Demarcation and from the NDS's MSCs to the Long Distance Carrier. The Company will be responsible to NWIP for its reasonable pro rata share of administration charges, including, but not limited to, accounting, billing and maintenance charges for such Leased Lines. There will be an additional charge to the Company for each Leased Line from the NDS's MSCs to the Long Distance Carrier, which charge will be based on usage that will be calculated proportionately on the basis of the Company's and the NDS's respective shares of Traffic on each Leased Line in a particular month.

                  (b) If, as a result of growth in Company-generated Traffic and demand on any Leased Line, such Leased Line is approaching its maximum capacity, the Company will be required, at NWIP's request, to transition off of the relevant Leased Line and, in cooperation with NWIP, acquire its own entrance facilities to the relevant MSC, at the Company's sole expense.

                  (c) If the Company experiences operating problems between any Point of Demarcation and any applicable MSC of the NDS, NWIP may, in its sole discretion, assist (or cause the NDS to assist) the Company, in troubleshooting such operating problems if such assistance is requested by the Company. NWIP will be entitled to reimbursement of all actual, reasonable costs and expenses incurred by NWIP or the NDS in providing any such assistance.

                  (d) In the event that the owner of any NDS Switch or NDS-owned DAP Complexes is the only entity that can enter into contracts for connections between any NDS Switch and the PSTN in the Company Territory, NWIP will coordinate with the relevant NDS or third party owner to arrange for such connections on the Company's behalf.

         3.7 Alarm Monitoring. (a) Except as provided below, NWIP will monitor or arrange for the monitoring of cell site alarms through a system or arrangement selected by NWIP, in NWIP's sole discretion. The fees for cell site alarm monitoring for cell sites interconnected with NDS Switches or NDS-owned DAP Complex are included in the formulas set forth in Exhibit A. If a service-threatening alarm signal is received that is related to any Company cell site being monitored by the NDS hereunder, NWIP will notify the Company in accordance with the procedures applicable with respect to the monitoring of NDS cell site alarms.

                  (b) Subject to NWIP's prior approval of the system or arrangement to be used by the Company, which approval will not be unreasonably withheld, the Company may assume responsibility for the monitoring of some or all of its cell site alarms. The Company and NWIP will coordinate to ensure that there is no unintended redundancy in their alarm monitoring efforts and that none of the Company's cell sites are left without alarm monitoring coverage. NWIP's approval will not be required for arrangements made by the Company for cell site alarm monitoring for cell sites not interconnected with an NDS Switch or NDS-owned DAP Complex.

         3.8 Performance Monitoring. Except as provided below, NWIP will perform or arrange for the performance of cell site performance monitoring through a system or arrangement

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selected by NWIP, in NWIP's sole discretion. The fees for cell site performance monitoring for cell sites interconnected with NDS Switches or NDS-owned DAP Complexes are included in the formulas set forth in Exhibit A. The Company will at all times ensure that electronic access to all cell sites interconnected with any NDS Switch or NDS-owned DAP Complex is available to NWIP or NWIP's designee for performance monitoring or billing purposes. Subject to NWIP's prior approval, which approval will not be unreasonably withheld, the Company may also engage in or arrange for performance monitoring of any of its cell sites interconnected with any NDS Switch or NDS-owned or DAP Complex.

         3.9 Roamer Verification. NWIP will ensure that the NDS Switches are, and the Company will ensure that the Company Switches are, in each case, configured and programmed to perform roamer verification for calls placed by Subscribers of the NDS and Subscribers of the Company and their respective "Designated Users" (as such term is defined in the Roaming Agreement) and carried on the NDS System or the Company System, without the necessity of sending such calls to a third-party for roamer verification.

         3.10 Service Interruption. The parties acknowledge that given the complex nature of the Company System and the NDS System and their respective components, service interruptions may be unavoidable. NWIP and the Company will use their respective best reasonable efforts to avoid any unnecessary service interruptions and, where required, will work with each other to plan and coordinate necessary service interruptions so as to minimize disruptions to their Subscribers. Subscribers of the Company and the NDS will be treated in a comparable manner, and neither the Company nor the NDS will discriminate against the other's Subscribers, for purposes of restoration of service pursuant to this paragraph.

         3.11 Company Switches. NWIP and the Company contemplate that the Company will, subsequent to the date of this Agreement, for its own account or through any of its direct or indirect wholly owned subsidiaries, develop, purchase, lease or otherwise acquire and use its own switching facilities and switches corresponding to the NDS Switches and NDS-owned DAP Complexes (collectively, the "Company Switches") and certain other network elements. Nothing in this Agreement shall be construed to prohibit the Company from purchasing, leasing or otherwise acquiring, installing, or utilizing the Company Switches or network elements.

                          4. SERVICE CHARGES AND COSTS

         4.1 Direct Connect and Interconnect Charges. (a) The Company will be charged for Direct Connect and interconnect usage of the NDS Switches, and NDS-owned DAP Complexes as set forth below.

         (i) Direct Connect Usage: The Company's monthly gross Direct Connect charge will be calculated by multiplying (x) the total number of Direct Connect minutes generated on the Company's cell sites during the applicable month that are processed through an NDS-owned DAP Complex by (y) the then current Direct Connect MOU Rate set forth in Part I of Exhibit A. The resulting product will equal the total Direct Connect charge for the applicable month. The Company will not be charged a Direct Connect charge for any and all Direct Connect Traffic that does not use an NDS-owned DAP Complex or any components thereof. At such time, if ever, as components that comprise a DAP Complex are owned in part by the Company

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and in part by the NDS, and the Company's Direct Connect Traffic uses a DAP
Complex that is owned in part by the Company and in part by the NDS, then the Company and NWIP will mutually agree on the appropriate Direct Connect charges or credits to be applied in connection with the Company's use of the DAP Complex components owned by the NDS and, if applicable, for the appropriate Direct Connect charges or credits to be applied in connection with use by the NDS of the DAP Complex components owned by the Company.

         (ii) Interconnect Usage: the Company's monthly gross interconnect charge will be calculated by multiplying (x) the total number of interconnect minutes generated on the Company's cell sites during the applicable month that are processed through an NDS Switch by (y) the then current Interconnect MOU Rate set forth in Part I of Exhibit A. The resulting product will equal the gross interconnect charge for the applicable month. The Company will be entitled to a credit against each month's gross interconnect charge based on the Company's use of certain non- NDS interconnect network elements. The credits will be calculated each month pursuant to the provisions contained in Part I of Exhibit A; provided, however, that in no event will the credit amount for any month exceed that month's gross interconnect charge.

         (b) The Interconnect MOU Rate only applies to that portion of the Company's interconnect Traffic that uses a Northern Telecom Switch owned by the NDS. For that portion of the Company's interconnect Traffic that does not use a Northern Telecom Switch owned by the NDS, but that uses or is processed by certain NDS interconnect network elements (as set forth in Part II of Exhibit
A), then the Company will be charged for its use of each such NDS interconnect network element at the Network Element MOU Rate for each NDS interconnect network element as set forth in Part II of Exhibit A. In such cases, the Company's monthly charge shall be calculated by multiplying the total number of Company-generated interconnect minutes during the applicable month that use any NDS interconnect network element by the corresponding Network Element MOU Rate. The sum of the resulting products will be the interconnect charges due from the Company for the applicable month that will be billed to and payable by the Company.

         4.2 Telco Charges. Except as otherwise provided in Section 3.6, the Company will be solely responsible for all LEC, CLEC, IXC and other telco charges incurred as a result of the Company's connection to and/or use of the NDS Switches and DAP Complexes including, without limitation, charges involved in the installation and monthly lease costs for fixed trunks connecting any NDS Switch or DAP Complexes to the PSTN in the Company Territory and the costs of the termination or origination of local or long distance telephone calls in the Company Territory. The Company will reimburse NWIP on a monthly basis for any amounts associated with any telco charges, including, without limitation, those relating to any connections to the PSTN established by Nextel or any of the NDS for the benefit of the Company, as described in Section 3.6.

         4.3 Payment. The parties' agreement concerning the procedures governing billing and payment for the services provided and all other charges and amounts assessed hereunder is set forth in and governed by Section 13.6 of the JV Agreement.

         4.4 Annual Review; Audit Rights. (a) NWIP and the Company will revise the Direct Connect MOU Rate, Interconnect MOU Rate, Network Element MOU Rate, and INECR (as

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defined on Exhibit A), each as then set forth on Exhibit A, as necessary on an annual basis to reflect actual network costs and actual growth in network usage by the Company and the NDS.

         (b) Subject to appropriate confidentiality arrangements, the Company may, at its sole cost and expense, on reasonable advance notice and at any reasonable time, but no more frequently than annually, review the data underlying the Direct Connect MOU Rate and Interconnect MOU Rate charges then in effect hereunder for accuracy and propose an appropriate revision thereof. Any revision of the Direct MOU Rate and Interconnect MOU Rate charges hereunder that is mutually agreed to by the parties will take effect on such date(s) as the parties mutually agree.

                             5. TERM AND TERMINATION

         5.1 Term. The initial term of this Agreement will commence on the date hereof and will continue for ten years, unless extended for an additional period of up to two and one-half years, as described in Section 4.03(a) of the Shareholders' Agreement, of even date herewith, by and among NWIP, NPI and the other parties thereto. Following the initial term, this Agreement may be extended for up to four additional ten-year renewal terms, which extensions will occur automatically upon any extension of the JV Agreement pursuant to its terms, unless the Company provides notice to NWIP of its intent not to renew this Agreement not less than 60 days prior to the scheduled end of the initial term or any renewal term.

         5.2. Termination. (a) At any time upon or following the expiration or earlier termination of the JV Agreement, either party may terminate this Agreement upon written notice to the other. Notwithstanding termination, this Agreement will remain in effect and fully enforceable in accordance with its terms (solely for purposes of addressing rights existing and obligations incurred prior to the effective date of termination as set forth in the termination notice) until all amounts due to either party hereunder, at or prior to such party's receipt of such termination notice, are paid in full in accordance with the terms hereof. No such termination will operate to relieve or release either party from any consequences of any breach by such party of any provisions of this Agreement.

                                    6. BREACH

         6.1 Breach; Dispute Resolution. Any breach, alleged breach of this Agreement or disputes arising hereunder will be resolved by the parties pursuant to the procedures set forth in Article 12 of the JV Agreement and, in cases involving a billing dispute, Section 13.6 of the JV Agreement, which are incorporated herein by this reference.

                                7. MISCELLANEOUS

         7.1 Excusable Delay/Time Extension. Where performance by either party to this Agreement is delayed by reason of an Excusable Delay (as defined in the JV Agreement), the time for performance, and any otherwise applicable time limit, schedule or deadline, shall be extended for a period of time equal to the period of Excusable Delay.

         7.2 Amendments. This Agreement may be amended only by a writing executed by the parties.

         7.3 Entire Agreement. This Agreement and the other Transaction Agreements (as defined in the JV Agreement) set forth the entire understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties, including but not limited to the Memorandum of Agreement, dated as of May 1, 1998, among Wireless Investment Partners, L.L.C., NWIP and Nextel, as amended.

         7.4 Notices. Any notice, request or other communication required or permitted hereunder must be in writing and is given: (a) when received if personally delivered; (b) 12 hours after being sent by telecopy, with confirmed answerback; or (c) 1 business day after being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

         To NWIP:          Nextel WIP Corp.
                           1505 Farm Credit Drive
                           McLean, VA  22102
                           Attention:  General Counsel
                           Telecopy:  (703) 394-3896

         To the Company:   Nextel Partners Operating Corp.
                           4500 Carillon Point
                           Kirkland, WA  98033
                           Attention:  General Counsel
                           Telecopy:  (425) 828-8098

         With a copy to:   Friedman Kaplan Seiler LLP
                           875 Third Avenue
                           New York, NY  10022
                           Attention:  Gary D. Friedman
                           Telecopy:  (212) 355-6401

Either party by written notice to the other given in accordance with this
Section 7.4 may change the address or the persons to whom notices or copies thereof are to be directed.

         7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

         7.6 Waiver. Except as otherwise provided in this Agreement, any party may waive, in writing, compliance by the other parties thereto (to the extent such compliance is for the benefit of the party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement (except as may be imposed by law). Any waiver by any party of any violation of, breach of, or default under, any provision of any of this Agreement, by any other party will not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of, or default under, any other provision of this Agreement.

         7.7 Third Parties. Nothing expressed or implied in this Agreement is intended, or may be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies hereunder.

         7.8 Severability. If any provision of this Agreement or the application of such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. The parties will, to the extent lawful and practicable, use their best reasonable efforts to enter into arrangements to reinstate the intended benefits of any provision held invalid, illegal or unenforceable.

         7.9 Choice of Law. This Agreement shall be governed by New York law, without regard to choice of law rules that would result in the application of another state's law.

         7.10 Construction.

         a. Words used in this Agreement, regardless of the number or gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. The parties hereto have participated equally in the drafting of this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any provision of this Agreement.

         b. The schedules and exhibits attached to this Agreement are incorporated herein and are part of this Agreement for all purposes. Unless otherwise stated, any reference in this Agreement to an exhibit, section or schedule is to an exhibit, section or schedule of this Agreement.

         c. The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.

         7.11 Agreement. This Agreement is one of the Collateral Agreements identified in the JV Agreement. Accordingly, certain provisions of the JV Agreement by their terms apply to this Agreement, including, without limitation,
Section 2.6, Article 12, and Sections 13.2, and 13.10.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

                                       NEXTEL WIP CORP.


                                       By: /s/ Alan Strauss
                                          ----------------------------------
                                          Name: Alan Strauss
                                          Title: Vice President

                                       NEXTEL PARTNERS OPERATING CORP.


                                       By: /s/ John Thompson
                                          ----------------------------------
                                          Name: John Thompson
                                          Title: Chief Financial Officer
                                                 and Treasurer